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                                Exhibit 24

                     CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of Penn Treaty American Corporation on Form S-8 (File No. 33-38330) of our reports dated March 5, 1997 on our audits of the consolidated financial statements and financial statement schedule of Penn Treaty American Corporation as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which reports are included in this Annual Report on Form 10-K.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 26, 1997